INVESTMENT MANAGEMENT SERVICES AGREEMENT

         This Agreement dated as of July 11, 2002, is by and between AXP Partners International Series, Inc., a Minnesota Corporation, (the "Corporation") on behalf of its underlying series AXP Partners International Core Fund and AXP Partners International Small Cap Fund, (the "Funds") and American Express Financial Corporation, a Delaware corporation ("AEFC").

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

         (1) The Corporation hereby retains AEFC, and AEFC hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Corporation continuously with suggested investment planning; to determine, consistent with the Fund's investment objectives and policies, which securities in AEFC's discretion shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Funds all necessary research and statistical data in connection therewith; to furnish all other services of whatever nature required in connection with the management of the Funds as provided under this Agreement; and to pay such expenses as may be provided for in Part Three; subject always to the direction and control of the Board of Directors (the "Board"), the Executive Committee and the authorized officers of the Corporation. AEFC agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. AEFC agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing AEFC's performance under this Agreement.

         (2) AEFC agrees that the investment planning and investment decisions will be in accordance with general investment policies of the Funds as disclosed to AEFC from time to time by the Funds and as set forth in its prospectus and registration statement filed with the United States Securities and Exchange Commission (the "SEC").

         (3) AEFC agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the acquisition or disposition of securities for the Funds.

         (4) The Corporation agrees that it will furnish to AEFC any information that the latter may reasonably request with respect to the services performed or to be performed by AEFC under this Agreement.

         (5) AEFC is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Funds and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to prior authorization by the Board of appropriate policies and procedures, and subject to termination at any time by the Board, AEFC may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if AEFC determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or AEFC's overall responsibilities with respect to the Funds and other funds for which it acts as investment adviser.

          (6) It is understood and agreed that in furnishing the Funds with the services as herein provided, neither AEFC, nor any officer, director or agent thereof shall be held liable to the Funds or its creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that AEFC may rely upon information furnished to it reasonably believed to be accurate and reliable.

Part Two:  COMPENSATION TO INVESTMENT MANAGER

         (1) The Funds agree to pay to AEFC, and AEFC covenants and agrees to accept from the Funds in full payment for the services furnished, a fee composed of an asset charge and a performance incentive adjustment.

                  (a) The asset charge

                           (i) The asset charge for each calendar day of each
                  year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraph
                  (ii) below. The computation shall be made for each day on the basis of net assets as of the close of business. In the case of the suspension of the computation of net asset value, the fee for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. Net assets as of the close of a full business day shall include all transactions in shares of the Funds recorded on the books of the Funds for that day.

                           (ii) The asset charge shall be based on the net
                  assets of the Funds as set forth in the following table.

                               AXP Partners International Core Fund

                                              Asset Charge
                                 Assets                     Annual Rate At
                               (Billions)                  Each Asset Level
                          First         $0.25                  0.970%
                          Next           0.25                  0.945
                          Next           0.25                  0.920
                          Next           0.25                  0.895
                          Next           1.0                   0.870
                          Over           2.0                   0.845
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                            AXP Partners International Small Cap Fund

                                               Asset Charge
                                Assets                     Annual Rate At
                              (Billions)                  Each Asset Level
                          First         $0.25                  1.120%
                          Next           0.25                  1.095
                          Next           0.25                  1.070
                          Next           0.25                  1.045
                          Next           1.0                   1.020
                          Over           2.0                   0.995

                  (b) The performance incentive adjustment

                           (i)      The performance incentive adjustment shall

                  be based on the Fund's performance compared to an index of similar funds. The performance incentive adjustment is determined by measuring the percentage difference over a rolling 12-month period between the performance of one Class A share of the Fund and the change in performance of the Lipper International Funds Index (the "Index") for AXP Partners International Core Fund and the Lipper International Small Cap Funds Index (the "Index") for AXP Partners International Small Cap Fund. The performance difference will then be used to determine the adjustment rate.

                           (ii) The adjustment  rate,  computed to five decimal
                  places, is determined in accordance with the following table:

---------------------- ---------------------------------------------------------
Performance            Adjustment Rate
Difference
0.00%-0.50%            0

0.50%-1.00%            6 basis points times the performance difference over
                       0.50% (maximum of 3 basis points if a 1% performance difference)

1.00%-2.00%            3 basis points, plus 3 basis points times the performance
                       difference over 1.00% (maximum 6 basis points if a 2% performance difference)

2.00%-4.00%            6 basis points, plus 2 basis points times the performance
                       difference over 2.00% (maximum 10 basis points if a 4% performance difference)

4.00%-6.00%            10 basis points, plus 1 basis point times the performance
                       difference over 4.00% (maximum 12 basis points if a 6% performance difference)

6.00% or more          12 basis points
---------------------- ---------------------------------------------------------

              For example, if the performance difference is 2.38%, the adjustment rate is 0.000676 (0.0006 [6 basis points] plus 0.0038 [the 0.38% performance difference over 2.00%] x 0.0002[2 basis points] x 100 (0.000076)). Rounded to five decimal places, the adjustment rate is 0.00068. The maximum adjustment rate for each Fund is 0.00120% per year. Where a Fund's performance is better than the Index, the fee paid to AEFC will increase. Where a Fund's performance is worse than the Index, the fee paid to AEFC will decrease.

                           (iii) The first adjustment will be made on May 1,
                  2003 and will cover the six-month period beginning November 1, 2002. The comparison period will increase by one month each month until it reaches 12 months.

                           (iv) If an Index ceases to be published for a period
                  of more than 90 days, changes in any material respect or otherwise becomes impracticable to use for purposes of a performance incentive adjustment, no adjustment will be made under (b) until such time as the Board approves a substitute index.

         (2) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

         (3) The fee provided for hereunder shall be paid in cash by the Funds to AEFC within five business days after the last day of each month.

Part Three:  ALLOCATION OF EXPENSES

         (1) The Corporation agrees to pay:

               (a) Fees payable to AEFC for its services under the terms of this Agreement.
               (b)  Taxes.
               (c) Brokerage commissions and charges in connection with the purchase and sale of assets.
               (d)  Custodian fees and charges.
               (e) Fees and charges of its independent certified public accountants for service the Funds request.
               (f) Premium on the bond required by Rule 17g-1 under the Investment Company Act of 1940.
               (g) Fees and expenses of attorneys (i) it employs in matters not involving the assertion of a claim by a third party against the Corporation, its directors and officers, (ii) it employs in conjunction with a claim asserted by the Board against AEFC, except that AEFC shall reimburse the Corporation for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or AEFC agrees, that it is liable in whole or in part to the Corporation, and (iii) it employs to assert a claim against a third party.
               (h) Fees paid for the qualification and registration for public sale of the securities of the Funds under the laws of the United States and of the several states in which such securities shall be offered for sale.
               (i)  Fees of consultants employed by the Funds.

               (j) Directors, officers and employees expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for directors, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the directors, officers and employees, except the Corporation will not pay any fees or expenses of any person who is an officer or employee of AEFC or its affiliates.
               (k) Filing fees and charges incurred by the Corporation in connection with filing any amendment to its articles of incorporation, or incurred in filing any other document with the State of Minnesota or its political subdivisions.
               (l)  Organizational expenses of the Corporation.
               (m) Expenses incurred in connection with lending portfolio securities of the Funds.
               (n) Expenses properly payable by the Funds, approved by the Board.

         (2) AEFC agrees to pay all expenses associated with the services it provides under the terms of this Agreement. Further, AEFC agrees that if, at the end of any month, the expenses of the Funds under this Agreement and any other agreement between the Funds and AEFC, but excluding those expenses set forth in
(1)(b) and (1)(c) of this Part Three, exceed the most restrictive applicable state expenses limitation, the Funds shall not pay those expenses set forth in
(1)(a) and (d) through (n) of this Part Three to the extent necessary to keep the Fund's expenses from exceeding the limitation, it being understood that AEFC will assume all unpaid expenses and bill the Funds for them in subsequent months but in no event can the accumulation of unpaid expenses or billing be carried past the end of the Fund's fiscal year.

Part Four: MISCELLANEOUS

         (1) AEFC shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Funds.

         (2) A "full business day" shall be as defined in the By-laws of the Corporation.

         (3) The Funds recognizes that AEFC now renders and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Funds and that AEFC manages its own investments and/or those of its subsidiaries. AEFC shall be free to render such investment advice and other services and the Funds hereby consents thereto.

          (4) Neither this Agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Funds are or may be interested in AEFC or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of AEFC are or may be interested in the Funds as directors, officers, shareholders, or otherwise; or that AEFC or any successor or assignee, is or may be interested in the Funds as shareholder or otherwise, provided, however, that neither AEFC, nor any officer, director or employee thereof or of the Funds, shall sell to or buy from the Funds any property or security other than shares issued by the Funds, except in accordance with applicable regulations or orders of the SEC.

         (5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

         (6) AEFC agrees that no officer, director or employee of AEFC will deal for or on behalf of the Funds with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

               (a) Officers, directors or employees of AEFC from having a financial interest in the Funds or in AEFC.

               (b) The purchase of securities for the Funds, or the sale of securities owned by the Funds, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of AEFC, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

               (c) Transactions with the Funds by a broker-dealer affiliate of AEFC as may be allowed by rule or order of the SEC and if made pursuant to procedures adopted by the Board.

          (7) AEFC agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of AEFC under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Funds) or other assets by or for the Funds.

          (8) The Agreement shall be governed by the laws of the State of Minnesota.

Part Five: RENEWAL AND TERMINATION

         (1) This Agreement shall continue in effect until July 10, 2004 or until a new agreement is approved by a vote of the majority of the outstanding shares of the Funds and by vote of the Fund's Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding shares of the Funds and (b) by the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended (the "1940 Act").

         (2) This Agreement may be terminated by either the Funds or AEFC at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of the Funds. The vote of the majority of the outstanding voting shares of the Funds for the purpose of this Part Five shall be the vote at a shareholders' regular meeting, or a special meeting duly called for the purpose, of 67% or more of the Fund's shares present at such meeting if the holders of more than 50% of the outstanding voting shares are present or represented by proxy, or more than 50% of the outstanding voting shares of the Funds, whichever is less.

         (3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.


AXP PARTNERS INTERNATIONAL SERIES, INC.
     AXP Partners International Core Fund
     AXP Partners International Small Cap Fund


By /s/ Leslie L. Ogg
   ------------------
       Leslie L. Ogg
       Vice President


AMERICAN EXPRESS FINANCIAL CORPORATION


By /s/ Paula R. Meyers
   ---------------------
       Paula R. Meyer
       Senior Vice President and General Manager- Mutual Funds